Exhibit 5.1

November 10, 2026

Hydrofarm Holdings Group, Inc.

1510 Main Street

Shoemakersville, PA 19555

(707) 765-9990

Re. Hydrofarm Holdings Group, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Hydrofarm Holdings Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling stockholders of up to 17,559,428 shares of common stock, par value $0.0001 per share (“Common Stock”), representing (i) 6,971,575 shares (the “Unregistered Shares”) of  Common Stock, (ii) 640,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) held by the selling stockholders at an exercise price of $0.0001 per share, and (iii) 9,947,853 shares of Common Stock (the “Common Warrant Shares” together with the Pre-Funded Warrant Shares, the “Warrant Shares”) issuable upon the exercise of common stock purchase warrants (the “Common Warrants” together with the Pre-Funded Warrants, the “Warrants”) held by the selling stockholders at an exercise price of $0.78 per share.

This opinion is being provided at your request, to be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the offer and sale of the Unregistered Shares and Warrant Shares.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Restated Certificate of Incorporation of the Company, as amended, as in effect on the date hereof, (b) the Amended and Restated Bylaws of the Company, as in effect on the date hereof, (c) the Registration Statement (including the preliminary prospectus included as part of the Registration Statement) and exhibits thereto, (d) the Securities Purchase Agreement dated October 27, 2026  by and between the Company and the purchasers signatory thereto, (e) the Placement Agency Agreement dated October 27, 2026, by and between the Company and ThinkEquity LLC, (f) form of Common Warrant, (g) form of Pre-Funded Warrant, (h) resolutions of the Board of Directors of the Company or committees thereof relating to, among other matters, the filing of the Registration Statement and the offer and resale of the Unregistered Shares and Warrant Shares, and (i) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, and that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company).As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

As to factual matters material to the opinions expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon certificates of officers of the Company and of public officials. We have also assumed that (i) at the time of each issuance of Warrant Shares, the Company will have a sufficient number of authorized but unissued shares of Common Stock reserved for issuance upon exercise of the Warrants, (ii) the Restated Certificate of Incorporation, the Amended and Restated Bylaws and the resolutions referred to above will not have been amended, rescinded or otherwise modified in a manner that would affect the opinions expressed herein, and (iii) the Registration Statement will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded.We are opining herein as to the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that, as of the date hereof, (i) the Unregistered Shares have been duly authorized by all necessary corporate action of the Company and have been validly issued and are fully paid and non-assessable and (ii) the Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered upon exercise of the Warrants in accordance with their terms, including payment or delivery of the applicable exercise price or other consideration as set forth in the Warrant, will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein. We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the reference to our firm’s name contained therein and in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cozen O’Connor

Cozen O’Connor